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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 17, 2007

DAYBREAK OIL AND GAS, INC.
(Exact Name of Registrant as Specified in its Charter)

Washington	000-50107	91-0626366
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 W. Main Ave., Suite 1012 Spokane, WA	99201
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (509) 232-7674

N/A
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (6-04)                                Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Effective with the close of business on Friday, December 14, 2007, the following people resigned their executive positions with Daybreak Oil and Gas, Inc:
Robert Martin, President
Eric Moe, Chief Executive Officer
Terrence Dunne, Chief Financial Officer
Thomas Kilbourne, Treasurer and Controller

At the same time, effective immediately the following people were appointed by the Board of Directors to the designed executive positions:

•
Tim Lindsey, Interim President/Chief Executive Officer. Mr. Lindsey, 55, has over thirty years of technical and executive leadership in exploration, production, technology, and business development in the United States, Canada, Africa, Europe, Latin America and Asia – Pacific. From March 2005 to the present, Mr. Lindsey has been a Principal of Lindsey Energy and Natural Resources an independent consulting firm specializing in energy and mining industry issues. From September 2003 to March 2005, Mr. Lindsey held the positions of Vice-President, Exploration and Senior Vice-President, Exploration with the Houston Exploration Company, a Houston-based independent natural gas and oil company engaged in the exploration, development, exploitation and acquisition of domestic natural gas and oil properties. From October 1975 to February 2003, Mr. Lindsey was employed with Marathon Oil Corporation, a Houston-based company engaged in the worldwide exploration and production of crude oil and natural gas, as well as the domestic refining, marketing and transportation of petroleum products. During his 27 year tenure with Marathon, Mr. Lindsey held a number of positions including senior management roles in both domestic and international exploration and business development. He also serves as a Director for Challenger Energy Corp., a Calgary-based oil and gas company focused on projects offshore Trinidad and Tobago; and, offshore Nova Scotia. Mr. Lindsey is a member of the American Association of Petroleum Geologists and the Rocky Mountain Association of Geologists. Mr. Lindsey has been an independent director with Daybreak since January 2007.

•
Robert Martin, Senior Vice President, Exploration. Mr. Martin, 53 graduated from McGill University with a Bachelor of Science degree. Prior to becoming the President of the Company in December 2004, Mr. Martin was the President of LongBow Energy Corporation from October 2003 until October 2004. Mr. Martin is a member of the Association of Professional Geologists, Geophysicists and Engineers of Alberta and a member of the Canadian Society of Petroleum Geologists. Mr. Martin has been a director of Daybreak since December 2004.

•
James Westmoreland, Interim Chief Financial Officer. Mr. Westmoreland, 52 (Age) was Vice President and Chief Accounting Officer for The Houston Exploration Company for 21 years until its acquisition by Forest Oil Company earlier this year.  He has over 25 years of experience in oil and gas accounting, finance, corporate compliance and governance both in the public and private sector.  Over the past four months, Mr.  Westmoreland has worked as a financial consultant to Daybreak. He earned his B.B.A. in Accounting from the University of Houston.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Copies of the resignations are included as Exhibits 99.1 to 99.4 with this current report on Form 8-K and is incorporated by reference herein.

Copies of the employment agreements for the newly appointed executives will be filed as an amendment to this current report on Form 8-K when the agreements are completed and finalized.

A copy of the press release announcing the resignation of the above named executive officers and the appointment of the new executive leadership is attached hereto as Exhibit 99.5 and the information contained therein is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAYBREAK OIL AND GAS, INC.

By: /s/ James Westmoreland
James Westmoreland, Chief Financial Officer

Date:  December 17, 2007

Exhibits

99.1	Resignation of Robert Martin as President of Daybreak Oil and Gas, Inc.
99.2	Resignation of Eric Moe as Chief Executive Officer of Daybreak Oil and Gas, Inc.
99.3	Resignation of Terrence Dunne as Chief Financial Officer of Daybreak oil and Gas, Inc.
99.4	Resignation of Thomas Kilbourne as Treasurer and Controller of Daybreak Oil and Gas, Inc.
99.5	Press release of registrant dated December 17, 2007, announcing management changes